Exhibit 32(a)

18 U.S.C. Section 1350 Certifications

I hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-Q of Southwest Bancorp, Inc. (“Southwest”) for the three and nine month periods ended September 30,  2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and that the information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Southwest.

By:   /s/ Mark W. Funke                   November  4, 2014

Mark W. FunkeDate

President and Chief Executive Officer

(Principal Executive Officer)